Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, R. Scott Murray, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of 3Com Corporation on Form 10-Q for the fiscal quarter ended March 3, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of 3Com Corporation.

Date:	April 10, 2006	By: /s/	R. SCOTT MURRAY

Name: R. Scott Murray

Title: President & Chief Executive Officer

I, Donald M. Halsted, III, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of 3Com Corporation on Form 10-Q for the fiscal quarter ended March 3, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of 3Com Corporation.

Date:	April 10, 2006	By: /s/	DONALD M. HALSTED, III

Name: Donald M. Halsted, III

Title: Executive Vice President, Finance and Chief Financial Officer